UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2011

ENCORE BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	5182	26-3597500
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code Number)	Identification No.)

502 East John Street
 Carson City, NV 89706
(949) 680-9660
(Address and telephone number of registrant’s principal executive offices)

________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 15a-12 under the Exchange Act (17 CFR 240.15a-12)

[   ]  Pre-commencement communications pursuant to Rule 15d-2(b) under the Exchange Act (17 CFR 240.15d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.
Item 3.02  Unregistered Sales of Equity Securities

On January 10, 2011, Encore Brands, Inc. (the “Company”) entered into a Design & Development Agreement (the " Agreement"), between Cervecceria Mexicana, S. de R.I. de C.V., a corporation formed under the laws of the Republic of Mexico (“CERMEX”), and Encore Brands, Inc., a Nevada corporation (“Encore”) pursuant to which the Company and CERMEX agreed to form a joint venture to design and develop a series of branded beers.  CERMEX agreed to provide the resources and assistance in the design and development of two private label beers a year and the Company agreed to manage sales, promotional activities, etc. as the owner of any registered trademarks developed and in the brokering of any of CERMEX’s existing labels.  The Agreement may be terminated by either party for any reason whatsoever with a 60-day prior written notice.  The term of the agreement is for 3-years.

In consideration for CERMEX’s services under the Agreement, the Company issued CERMEX 3,000,000 shares of the Company’s common stock.  The shares of the Company’s common stock issued to CERMEX were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.  The shares shall vest over the 3-year term annually in arrears.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review this agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01  Exhibits:

Number	Exhibit

10.1	Agreement, by and among Encore Brands, Inc., and Cervecceria Mexicana, S. de R.I. de C.V., dated January10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BRANDS, INC.

January 14, 2011	By: /s/ Alex G. McKean
Alex G. McKean
Chief Financial Officer